Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272237

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 26, 2023)

$1,000,000,000

Common Stock

The forward sellers referred to below are offering $1,000,000,000 of shares of our common stock, no par value. We expect to enter into forward sale agreements with Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. (or their respective affiliates), which parties we refer to in such capacity as the “forward purchasers,” with respect to an aggregate of $1,000,000,000 of shares of our common stock. In connection with these forward sale agreements, the forward purchasers or their respective affiliates, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of $1,000,000,000 of shares of our common stock. If any forward seller does not deliver and sell all of the shares of our common stock it is to deliver and sell to the underwriters pursuant to the terms of the underwriting agreement, we will issue and sell directly to the underwriters the number of shares of our common stock not delivered and sold by such forward seller, and the number of shares of our common stock underlying the relevant forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell.

We will not initially receive any proceeds from the sale of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement. We expect to settle the forward sale agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of common stock in one or more settlements on or prior to December 31, 2024, which is the scheduled final settlement date under the forward sale agreements. If we elect to cash settle all or a portion of the forward sale agreements, we may not receive any proceeds from such election, and we may owe cash to the forward purchasers. If we elect to net share settle all or a portion of the forward sale agreements, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to the forward purchasers. See “Underwriting (Conflicts of Interest) – Forward Sale Agreements.”

We intend to use a substantial portion of the net proceeds we receive from the sale of shares of our common stock pursuant to the forward sale agreements for working capital and other general corporate purposes, including to partly finance our long-term capital plan and to repay commercial paper and potentially other indebtedness. See “Use of Proceeds.”

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SRE.” On November 6, 2023, the last reported sale price of our common stock on the NYSE was $71.88 per share.

Investing in our common stock involves risks. See the “Risk Factors” section on page S-14 of this prospectus supplement.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to Sempra (before expenses)(1)	$	$

(1)

We expect to receive net proceeds from the sale of our common stock of approximately $                million upon full physical settlement of the forward sale agreements, which we expect will occur in one or more settlements on or prior to December 31, 2024. For the purpose of calculating the net proceeds to us, we have assumed the forward sale agreements will be fully physically settled at the initial forward sale price of $                per share, which is equal to the public offering price per share less the underwriting discount shown above. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. If the specified daily rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon full physical settlement of the forward sale agreements. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements, in which case we may receive no cash proceeds or substantially less cash proceeds than is reflected in the above table upon settlement, or we may be required to deliver cash or shares of our common stock to the forward purchasers. See “Underwriting (Conflicts of Interest) – Forward Sale Agreements” for additional information.

We have granted the underwriters the option, exercisable in whole or from time to time in part, to purchase up to an additional $150,000,000 of shares of our common stock directly from us solely to cover over-allotments, if any, at the public offering price per share shown above, less the underwriting discount and subject to possible adjustment as described under “Underwriting (Conflicts of Interest),” exercisable for 30 days after the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about November                , 2023.

Joint Book-Running Managers

Morgan Stanley	Citigroup

             , 2023

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to our common stock. If the description of our common stock or the offering of shares of our common stock varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters, forward purchasers and forward sellers have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates (or such other dates specified therein) and the information contained in documents incorporated by reference is accurate only as of the respective dates (or such other dates specified therein) of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of shares of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our common stock in any Member State of the European Economic Area (the “EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly any person making or intending to make an offer in any Member State of the EEA of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Sempra or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither Sempra nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of our common stock in the EEA in circumstances in which an obligation arises for Sempra or the underwriters to publish a prospectus for such offer.

S-i

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement, the accompanying prospectus or any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly any person making or intending to make an offer in the United Kingdom of shares of common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Sempra or any of the underwriters to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. Neither Sempra nor the underwriters have authorized, nor do they authorize, the making of any offer of the shares of common stock in the United Kingdom in circumstances in which an obligation arises for Sempra or the underwriters to publish a prospectus for such offer.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the shares of our common stock offered hereby or any of their contents.

S-ii

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-iii

CERTAIN DEFINITIONS; BASIS OF PRESENTATION

In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires:

•	“Sempra,” “we,” “us,” “our” and similar references refer to Sempra, together with its consolidated entities;

•

“this offering” means the offering and sale of shares of our common stock in this offering, including shares offered and sold by the forward sellers, any shares that, under specified limited circumstances described herein, we may be required to offer and sell in this offering in lieu of shares that would otherwise have been offered and sold by the forward sellers and any shares of common stock that the underwriters may elect to purchase directly from us solely to cover over-allotments, if any. Unless otherwise expressly stated or the context otherwise requires, references herein to the “proceeds” we receive from this offering and similar references mean the proceeds, if any, that we receive upon settlement of the forward sale agreements we plan to enter into in connection with this offering, the issuance and sale of any shares that, under specified limited circumstances, we may be required to offer and sell in such offering in lieu of shares that would otherwise have been offered and sold by the forward sellers and the issuance and sale of any additional shares of our common stock that the underwriters may elect to purchase directly from us solely to cover over-allotments, if any;

•

“forward purchasers” means, unless otherwise expressly stated or the context otherwise requires, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. (or their respective affiliates), which will be parties to the respective forward sale agreements we plan to enter into in connection with this offering;

•	“forward sale agreements” means, unless otherwise expressly stated or the context otherwise requires, the forward sale agreements we plan to enter into in connection with this offering;

•

“forward sellers” means the forward purchasers or their respective affiliates, as applicable, who are borrowing from third parties and selling to the underwriters of this offering an aggregate of $1,000,000,000 of shares of our common stock, in their capacity as such borrowers and sellers;

•	“SDG&E” means San Diego Gas & Electric Company;

•	“Series C preferred stock” means the 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, of Sempra;

•	“Sempra Infrastructure” means the reportable segment that includes the operating companies of our subsidiary, SI Partners, as well as a holding company and certain services companies;

•

“SI Partners” means Sempra Infrastructure Partners, LP, the holding company for most of Sempra’s subsidiaries not subject to California or Texas utility regulation, which was formerly named Sempra Global before September 30, 2021;

•	“SoCalGas” means Southern California Gas Company; and

•	“Stock Split” means the two-for-one split of Sempra’s common stock in the form of a 100% stock dividend that was distributed to shareholders on August 21, 2023.

Unless otherwise specified or the context otherwise requires, information in this prospectus supplement assumes that (i) we do not sell any shares of common stock to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers, (ii) the option we have granted to the underwriters in this offering to purchase additional shares of our common stock from us solely to cover over-allotments, if any, is not exercised, and (iii) we effect full physical settlement of the forward sale agreements that we enter into in connection with this offering.

Purchasers of our common stock in this offering should not place undue reliance on any information that gives effect to the assumed full physical settlement of the forward sale agreements we plan to enter into in connection with this offering, included in this prospectus supplement. Among other things, the actual amount of proceeds we receive, if any, from the sale of shares of our common stock pursuant to the forward sale agreements we plan to enter into in connection with this offering may differ, perhaps substantially, from the amounts reflected in this prospectus supplement.

All share amounts contained in this prospectus supplement give effect to the Stock Split unless otherwise expressly stated or the context otherwise requires. All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:

•

California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof;

•

decisions, investigations, inquiries, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions by the (i) California Public Utilities Commission (“CPUC”), Comisión Reguladora de Energía (Mexico’s Energy Regulatory Commission), U.S. Department of Energy, U.S. Federal Energy Regulatory Commission (“FERC”), Public Utility Commission of Texas (“PUCT”), U.S. Internal Revenue Service and other governmental and regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business;

•

the success of business development efforts, construction projects, acquisitions, divestitures and other significant transactions, including risks in (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, and (iv) obtaining third-party consents and approvals;

•	macroeconomic trends or other factors that could change our capital expenditure plans and their potential impact on rate base or other growth;

•	litigation, arbitrations, property disputes and other proceedings, and changes to laws and regulations, including those related to tax and trade policy and the energy industry in Mexico;

•

cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third parties with which we conduct business, including the energy grid or other energy infrastructure, all of which continue to become more pronounced;

•

the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, or (iii) rising interest rates and inflation;

•	failure of foreign governments, state-owned entities and our counterparties to honor their contracts and commitments;

•

the impact on affordability of SDG&E’s and SoCalGas’ customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of the clean energy transition in California, and (iii) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates;

•

the impact of climate and sustainability policies, laws, rules, regulations, disclosures, and trends, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and our ability to incorporate new technologies;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the withdrawal of natural gas from storage facilities;

•

Oncor Electric Delivery Company LLC’s (“Oncor”) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

Investing in our common stock involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our businesses and our securities, including our common stock, as described herein and in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the year ended December 31, 2022, and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in our common stock. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our common stock.

We caution you not to rely unduly on any forward-looking statements. You should review and carefully consider the risks, uncertainties and other factors that affect our businesses as described herein and in our reports and other documents on file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us in connection with this offering may include or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of this information. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. Unless we state otherwise or the context otherwise requires, references in this prospectus supplement to “Sempra,” “we,” “us” and “our” should be read to refer to Sempra together with its consolidated entities, and references in this prospectus supplement to currency amounts are in U.S. dollars.

Sempra

Sempra is a California-based holding company with energy infrastructure investments in North America. Our businesses invest in, develop and operate energy infrastructure, and provide electric and gas services to customers. Sempra was formed in 1998 through a business combination of Enova Corporation and Pacific Enterprises, the holding companies of our regulated public utilities in California: SDG&E, which began operations in 1881, and SoCalGas, which began operations in 1867. We have since expanded our regulated public utility presence into Texas through our 80.25% interest in Oncor and 50% interest in Sharyland Utilities, L.L.C. Sempra Infrastructure’s assets include investments in the U.S. and Mexico with a focus on liquefied natural gas and net zero solutions, energy networks and clean power. Our mission is to be North America’s premier energy infrastructure company. We are primarily focused on transmission and distribution investments, among other areas, that we believe are capable of producing stable cash flows and earnings visibility, with the goal of delivering safe, reliable and increasingly clean forms of energy to customers and increasing shareholder value. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000. Our web site is http://www.sempra.com.

Except for documents that are incorporated by reference in the accompanying prospectus as described therein under “Where You Can Find More Information—Incorporation by Reference” and that are available on the SEC website at www.sec.gov, the information contained on, or that can be accessed through our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated herein or therein.

The Offering

The following summary contains basic information about this offering. It does not contain all the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision. All share amounts contained in this prospectus supplement give effect to the Stock Split unless otherwise expressly stated or the context otherwise requires.

As used in this section, references to “Sempra,” “we,” “us” and “our” mean Sempra excluding its consolidated entities unless otherwise expressly stated or the context otherwise requires.

Issuer	Sempra

Common stock offered by the forward sellers	$1,000,000,000 of shares (1)

Common stock that the underwriters have the option to purchase from Sempra	Up to $150,000,000 of shares

Common stock outstanding immediately before this offering	629,328,058 shares (2)

Common stock to be outstanding immediately after this offering, prior to any settlement of the forward sale agreements	629,328,058 shares (or 631,414,869 shares if the underwriters exercise their over-allotment option to purchase additional shares of our common stock in full) (2)

Common stock to be outstanding immediately after this offering and after settlement of the forward sale agreements, assuming full physical settlement of the forward sale agreements	643,240,133 shares (or 645,326,944 shares if the underwriters exercise their over-allotment option to purchase additional shares of our common stock in full) (1)(2)

Use of Proceeds	We will not initially receive any proceeds from the sale of shares of our common stock offered in this offering, unless (i) an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters, or (ii) the underwriters exercise their over-allotment option to purchase additional shares of our common stock, in which case we will sell all of the additional shares of our common stock that the underwriters have elected to purchase rather than requiring the forward sellers to borrow and sell such additional shares to the underwriters.

We estimate that the net proceeds to us from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements, in each case after deducting the underwriting discount but before deducting estimated expenses of this offering payable by us, will be approximately $ million (or approximately $ million if the underwriters exercise their over-allotment option to purchase additional shares of our common stock directly from us in full), subject to certain adjustments to the forward sale price pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements at the initial forward sale price referred to below. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. We expect that the forward sale agreements will settle in one or more settlements on or prior to December 31, 2024.

The initial forward sale price is $ per share of common stock, which is equal to the public offering price per share of our common stock less the underwriting discount in this offering. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the specified daily rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of cash proceeds that is significantly less than the estimate included under this caption, and we may not receive any cash proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers and the number of those shares could be significant). As a result, the actual amount of cash we receive upon settlement of the forward sale agreements may be less, perhaps substantially, than the amount reflected on the cover page of this prospectus supplement or we may not receive any cash from that settlement. The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events.

We intend to use a substantial portion of any net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreements and, if applicable, upon any exercise by the underwriters of their over-allotment option to purchase additional shares of our common stock directly from us and, if required under the limited circumstances described herein, from our sale of shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers for working capital and other general corporate purposes, including to partly finance our long-term capital plan and to repay commercial paper and potentially other indebtedness. Following the repayment of commercial paper and any other indebtedness with the net proceeds of this offering, we may issue additional commercial paper or incur other additional indebtedness to fund general corporate purposes, including to partly finance our long-term capital plan. Our ability to issue any such additional commercial paper or incur any such other additional indebtedness is subject to market conditions and other uncertainties.

Material U.S. Federal Income Tax Considerations	Certain material U.S. federal income tax considerations of purchasing, owning and disposing of our common stock are described in “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders.”

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Accounting Treatment of the Forward Sale Agreements	Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per common share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per common share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per common share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $ per share, subject to increase or decrease based on the specified daily rate, less a spread, and subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle the forward sale agreements, delivery of our shares to the forward purchasers on any such physical settlement or net share settlement of the forward sale agreements would result in dilution to our earnings per common share.

Conflicts of Interest	All of the proceeds from the sale of shares of our common stock offered in this offering (excluding proceeds, if any, paid to us with respect to any shares of common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares and excluding proceeds we may receive if the underwriters exercise their over-allotment option to purchase additional shares of common stock directly from us) will be paid to the forward purchasers (or affiliates thereof). Because Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., or their affiliates, will receive more than 5% of the net proceeds of this offering, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. may not make sales in this offering to any discretionary account without the prior written approval of the customer. Moreover, as described under “Use of Proceeds,” net proceeds from this offering may be used to repay commercial paper and potentially other indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness and affiliates of some or all of the underwriters are lenders under our credit facilities. To the extent that the underwriters exercise their over-allotment option to purchase shares of common stock directly from us in this offering or if, under the limited circumstances described herein, we are required to sell shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers and any net proceeds we receive from the sale of those shares are applied to repay any of our outstanding indebtedness (including commercial paper and bank loans) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering, such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121 but a “qualified independent underwriter” would not be required in connection with this offering for the reason described above. However, such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. See “Use of Proceeds” and “Underwriting (Conflicts of Interest)” for additional information.

Limitation on Common Stock Ownership	Applicable U.S. federal law generally prohibits (absent an appropriate authorization, approval or exemption) any person, together with its associates and affiliates, from acquiring an amount of our common stock which is sufficient to give them direct or indirect “control” over any of our U.S. public utility subsidiaries. Under applicable regulations and precedent, ownership of 10% or more of our outstanding common stock or the right to appoint non-independent directors to the board of a public utility or public utility holding company could be presumed to give that owner “control” for that purpose, absent rebuttal of that presumption, and the applicable regulatory authority generally has the power to void transactions that violate these restrictions and/or assess monetary penalties for such violations. Accordingly, investors should consult their own legal advisors before acquiring shares of our common stock in this offering if the acquisition of those shares would result in their owning more than 10% of our outstanding common stock or would otherwise give them direct or indirect control over any of our public utility subsidiaries. For additional information, see “Risk Factors – Risks Related to Our Common Stock – As a result of the U.S. Federal Power Act and the FERC’s regulations on transfers of control over public utilities, approval from the FERC could be required prior to acquiring shares of our common stock.”

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying prospectus and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of our common stock.

(1)

The forward sellers have advised us that they intend to acquire the shares of our common stock to be sold in this offering through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreements until later settlement of the forward sale agreements, which we expect will occur in one or more settlements on or prior to December 31, 2024. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreements. Although we intend to elect full physical settlement under the forward sale agreements, if we were to elect cash settlement or net share settlement, the number of shares we issue upon settlement of the forward sale agreements may be substantially less than the amount we would have issued upon full physical settlement, or we may not issue any shares upon such cash settlement or net share settlement. See “Underwriting (Conflicts of Interest) – Forward Sale Agreements” for a description of the forward sale agreements.

(2)

The number of shares of our common stock (i) outstanding immediately before this offering, (ii) to be outstanding immediately after this offering, prior to any settlement of the forward sale agreements and (iii) to be outstanding immediately after this offering and after settlement of the forward sale agreements, assuming full physical settlement of the forward sale agreements, is based on the number of shares of our common stock outstanding as of September 30, 2023 with certain exclusions as detailed below, and assumes that the public offering price will be $71.88 per share of common stock, which is equal to the last reported sale price of our common stock on the New York Stock Exchange appearing on the cover page of this prospectus supplement, and that we will receive $150.0 million of proceeds if the underwriters’ over-allotment option is exercised in full (before deducting discounts and expenses). A $15.0 million increase (decrease) in the assumed proceeds we receive if the underwriters’ over-allotment option is exercised in full would increase (decrease) the number of shares of our common stock to be outstanding immediately after this offering, prior to any settlement of the forward sale agreements and assuming that the underwriters’

over-allotment option is exercised in full, by approximately 208,681 shares, assuming no change in the assumed public offering price per share. A $1.00 increase (decrease) in the assumed public offering price per share of our common stock would result in an approximately 28,633 share decrease or an approximately 29,442 share increase, respectively, in the number of shares to be outstanding immediately after this offering, prior to any settlement of the forward sale agreements and assuming that the underwriters’ over-allotment option is exercised in full, assuming no change in the assumed proceeds we receive if the underwriters’ over-allotment option is exercised in full.

The number of shares of our common stock to be outstanding immediately after this offering assuming full physical settlement of the forward sale agreements is based on the number of shares of our common stock outstanding as of September 30, 2023 with certain exclusions as described below, and assumes that we will receive total proceeds of $1.0 billion from the sale of shares of our common stock pursuant to the forward sale agreements, that the forward sale price will be $71.88 per share of our common stock, which is equal to the last reported sale price of our common stock as set forth on the cover page of this prospectus supplement, and that we will receive an additional $150.0 million of proceeds if the underwriters’ over-allotment option is exercised in full assuming a public offering price of $71.88 per share of common stock (in each case before deducting discounts and expenses).

The number of shares of our common stock (i) outstanding immediately before this offering, (ii) to be outstanding after this offering, prior to any settlement of the forward sale agreements, and (iii) to be outstanding immediately after this offering and after settlement of the forward sale agreements, assuming full physical settlement of the forward sale agreements, is based on 629,328,058 shares of our common stock outstanding as of September 30, 2023, and excludes:

(a) (i) 1,759,798 shares of our common stock reserved for issuance upon exercise of stock options outstanding as of September 30, 2023, (ii) 529,451 shares of our common stock reserved for issuance upon vesting of our service-based restricted stock units (excluding reinvested dividends) outstanding as of September 30, 2023, (iii) 3,669,196 shares of our common stock reserved for issuance upon the vesting of our performance-based restricted stock units (excluding reinvested dividends), assuming the maximum payout was achieved, outstanding as of September 30, 2023, and (iv) shares reserved for issuance upon the vesting of any awards we may have issued under our various equity compensation plans subsequent to September 30, 2023;

(b) any additional shares of common stock, or other securities convertible into or exchangeable for shares of common stock, we may issue from and after November , 2023 through final settlement of the forward sale agreements; and

(c) any additional shares we have issued or may issue under our direct stock purchase plan (which includes a dividend reinvestment option) or 401(k) savings plans subsequent to September 30, 2023.

In addition, the number of shares of our common stock to be outstanding immediately after this offering, assuming full physical settlement of the forward sale agreements, as set forth above is based on the assumed number of shares that we will be obligated to issue upon settlement of the forward sale agreements (subject to our right to elect, subject to certain conditions, to cash settle or net share settle), calculated as described in note (2) above. The actual number of shares that we will be obligated to issue (subject to such right) under the forward sale agreements will be equal to the number of shares of common stock sold by the forward sellers in this offering.

Under our direct stock purchase plan (which includes a dividend reinvestment option) and 401(k) savings plans, we are not currently delivering newly issued shares of our common stock to settle shares purchased under those plans but we have the ability to elect to do so at any future time and we currently expect we will do so over the next several months. Over the 12 months ended September 30, 2023, approximately 1,152,641 shares (assuming effectiveness of the Stock Split for all of this 12-month period) of our common stock would have been issued in connection with those plans if we had been electing to deliver newly issued shares of our common stock to settle purchases under those plans during such 12-month period. The number of additional shares issued under those plans going forward is dependent on whether Sempra elects to deliver newly issued shares under these plans, Sempra’s stock price and the elections by plan participants to purchase Sempra common stock in the future.

The number of shares of our common stock to be outstanding immediately after this offering, prior to any settlement of the forward sale agreements, also assumes no event will occur that would require us to sell shares of our common stock to the underwriters in lieu of the forward sellers selling shares of our common stock to the underwriters. If such an event occurs, (i) the number of shares of our common stock to be outstanding immediately after the offering would be increased by such number of shares and (ii) the number of shares of our common stock issuable pursuant to physical settlement of the forward sale agreements would be reduced by such number of shares.

RISK FACTORS

Investment in our common stock involves risks. You should carefully consider the risks described below and the risk factors and other cautionary language incorporated into this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any shares of our common stock. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of our common stock. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in our common stock. See also “Forward-Looking Statements and Market Data.” In that regard, unless otherwise expressly stated or the context otherwise requires, references to our common stock appearing under this caption “Risk Factors” or the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q include the common stock offered hereby.

Risks Related to Our Common Stock

The market price of our common stock may be volatile. This volatility may adversely affect the price at which you could sell our common stock.

The market price for our common stock has historically experienced, and may continue to experience, volatility. This volatility may adversely affect the price at which you could sell our common stock. The market price of our common stock may be influenced by many factors, some of which are beyond our control, including the factors discussed above under “Forward-Looking Statements and Market Data” or elsewhere in this risk factors section and the following:

•	actual or anticipated fluctuations in our operating results or our competitors’ or peers’ operating results;

•	actions by applicable regulatory authorities, including the CPUC and PUCT;

•	announcements by us, our competitors or our partners of significant business development efforts, construction projects, contracts, acquisitions, divestitures or strategic investments;

•	our growth rate and our competitors’ or peers’ growth rates;

•	the financial markets and general economic conditions;

•

changes in stock market analyst recommendations regarding us, our competitors, our peers or the energy infrastructure, gas and electricity services industries generally, or lack of analyst coverage of our common stock;

•

sales of our common stock by our executive officers, directors and significant shareholders or sales of substantial amounts of our common stock or securities convertible into or exchangeable for our common stock;

•	changes in the amount of our common stock dividends per share, the common stock dividends per share paid by our competitors and interest rates; and

•	changes to laws and regulations, including those related to tax matters and the energy industry generally.

We expect that we will need to raise additional capital, and raising additional funds by issuing additional equity securities or with additional debt financing may cause dilution to shareholders or restrict our operations.

We expect that we will need to raise additional capital in the future. We may raise additional funds through public or private equity or debt offerings or other financings, as well as additional borrowings under our credit facilities or commercial paper programs. Additional issuances of equity securities, including shares of our common stock, or debt or other securities that are convertible into or exchangeable for, or that represent the right to receive, common stock could dilute the economic and other rights and interests of holders of shares of our common stock and cause the market price of our common stock to decline.

Any new debt financing we enter into may involve covenants that restrict our operations more than our current outstanding debt and credit facilities. These restrictive covenants could include limitations on additional borrowings and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries or equity method investments, redeem or repurchase our stock or make investments. These factors could hinder our access to capital markets and limit or delay our ability to carry out our current capital plan or pursue other opportunities beyond our current capital plan. Moreover, any incurrence of additional indebtedness could have a variety of other material negative effects, as described under the caption “Risk Factors—Our debt service obligations expose us to risks and could require additional equity securities issuances by Sempra and sales of equity interests in various subsidiaries or projects under development” in our most recent Annual Report on Form 10-K. Further, we may incur substantial costs in pursuing any capital-raising transactions, including investment banking, legal and accounting fees. On the other hand, if we are unable to obtain capital when needed, on reasonable terms and in amounts sufficient to fund our obligations, expenses, capital expenditure plans and other strategic initiatives, we could be forced to suspend, delay or curtail these plans or initiatives or could default on our contractual commitments. Any such outcome could negatively affect our results of operations, financial condition, cash flows and/or prospects.

Anti-takeover provisions in our organizational documents could delay, deter or prevent changes in control of our company and may result in an entrenchment of management and diminish the value of our common stock.

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock, Series C preferred stock and any other series of preferred stock we may issue in the future and may also limit the prices that investors are willing to pay in the future for our common stock, Series C preferred stock and any other series of preferred stock we may issue in the future. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock, Series C preferred stock and any other series of preferred stock we may issue in the future;

•

establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders’ meeting;

•

provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by a sole remaining director;

•

provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•

require that any action to be taken by our shareholders must be taken either (i) at a duly called annual or special meeting of shareholders or (ii) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

We may be unable to, or may choose not to, continue to pay dividends on our common stock and Series C preferred stock at current or planned rates or at all.

Any future payments of cash dividends, and the amount of any cash dividends we pay, on our common stock, Series C preferred stock and any other series of our preferred stock we may issue in the future will depend on, among other things, our financial condition, capital requirements and results of operations, and the ability of our subsidiaries and equity method investees to distribute cash to us, as well as other factors that our board of directors may consider relevant. If we were to reduce the amount of cash dividends per share payable on our common stock, fail to increase the amount of those cash dividends per share in the future, either in accordance with market expectations or at all, or cease paying those cash dividends altogether, it would likely have an adverse impact, which may be material, on the market price of our common stock, Series C preferred stock and any other series of preferred stock we may issue in the future. Likewise, any failure to pay scheduled dividends on our Series C preferred stock or any other series of preferred stock we may issue in the future when due would likely have a material adverse impact on the market price of our common stock, Series C preferred stock and any other series of preferred stock we may issue in the future and our debt securities and would prohibit us, under the terms of the Series C preferred stock, or may prohibit us, under the terms of any other series of preferred stock we may issue, from paying cash dividends on or repurchasing shares of our common stock (subject to limited exceptions) until such time as we have paid all accumulated and unpaid dividends on the Series C preferred stock and, if applicable, any other series of preferred stock we may issue, as the case may be.

In addition, under California law, our board of directors (or an authorized committee thereof) may not declare and pay cash dividends on shares of our common stock, Series C preferred stock or any other series of preferred stock we may issue unless it has determined in good faith that either (i) the amount of our retained earnings immediately prior to the dividend equals or exceeds the sum of (a) the amount of the proposed dividend plus (b) cumulative dividends in arrears on all shares of our capital stock having a preference with respect to payment of dividends over our common stock, Series C preferred stock or any such other series of preferred stock we may issue, as the case may be (the “preferential rights amount”), or (ii) immediately after the dividend, the value of our assets would equal or exceed the sum of our total liabilities plus the preferential rights amount. Further, even if we are permitted under our contractual obligations and California law to declare and pay cash dividends on the shares of common stock, Series C preferred stock and any other series of preferred stock we may issue, we may not have sufficient cash to declare and pay any such dividends on the outstanding shares of our common stock, Series C preferred stock and any other series of preferred stock we may issue.

Holders of our Series C preferred stock will have the right to elect two directors in the event of certain dividends arrearages.

The terms of the Series C preferred stock generally provide that if dividends on any shares of the Series C preferred stock (i) have not been declared and paid, or (ii) have been declared but not paid, for the equivalent of three or more semi-annual dividend periods, whether or not consecutive, the holders of the preferred stock would be entitled to elect two additional members to our board of directors, subject to certain terms and limitations. This would dilute the representation of our common shareholders on our board of directors and may adversely affect the market price of our common stock.

As a result of the U.S. Federal Power Act and the FERC’s regulations on transfers of control over public utilities, approval from the FERC could be required prior to acquiring shares of our common stock.

Several of our subsidiaries and entities accounted for as equity method investments are “public utilities” (as defined in the U.S. Federal Power Act (the “FPA”)) and Sempra is a “holding company” (as defined in the Public Utility Holding Company Act of 2005) subject to the jurisdiction of the FERC. The FPA requires approval from the FERC prior to the transfer of an amount of our common stock sufficient to convey direct or indirect “control” over any of our U.S. public utility subsidiaries or to qualify for a blanket authorization granted under the FERC’s regulations for certain types of transfers. Additionally, if any person and any of its associate or affiliate companies in the aggregate, any “public utility” (as defined in the FPA), or any “holding company” (as defined in the Public Utility Holding Company Act of 2005) acquires an amount of our common stock sufficient to convey direct or indirect “control” over any of our U.S. public utility subsidiaries, that acquirer would either need to obtain prior authorization for such acquisition from the FERC or to qualify for a blanket authorization under the FERC’s regulations. Under FERC policy and precedent, (i) ownership of 10% or more of our outstanding common stock, (ii) the right to appoint non-independent directors to the board of a public utility or public utility holding company or (iii) other indicia of the ability to directly or indirectly exercise a controlling influence over the management or policies of the public utility, could be presumed to give that owner “control” for this purpose, absent rebuttal of that presumption. Any failure to obtain any such prior authorization or to qualify for a blanket authorization would generally allow the FERC to void the transaction that resulted in the relevant person obtaining “control” over any of our U.S. public utility subsidiaries and/or to assess monetary penalties. If the acquisition of shares of our common stock in this offering by a particular investor could result in such investor having direct or indirect control over any of our U.S. public utility subsidiaries, such investor should consult their own legal advisors before acquiring shares of our common stock in this offering.

Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur, could cause the market price of our common stock to decline.

Sales or issuances of substantial amounts of our common stock in the public market, including upon settlement of the forward sale agreements we plan to enter into in connection with this offering, or the perception that these sales or issuances may occur, could cause the market price of our common stock to decline. Any such decline could adversely affect the price at which you could sell our common stock, adversely affect the market price of our Series C preferred stock, and impair our ability to raise additional capital through the sale of our equity securities. Future sales or issuances of our common stock or other equity securities could also be dilutive to holders of our common stock, including purchasers of our common stock in this offering.

Our common stock ranks junior to the Series C preferred stock with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up.

Our common stock ranks junior to the Series C preferred stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. This means that, unless accumulated dividends have been paid or set aside for payment on all outstanding Series C preferred stock for all past dividend periods, no dividends may be declared or paid on our common stock and we will not be permitted to repurchase any of our common stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of the Series C preferred stock a liquidation preference equal to $1,000.00 per share plus accrued and unpaid dividends.

Non-U.S. holders may be subject to U.S. federal income tax if we are considered a United States real property holding corporation.

A non-U.S. holder of our common stock may be subject to U.S. federal income and/or withholding tax in the event we are considered a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes. We have not determined whether we may be a USRPHC. In that regard, we can give no assurance as to whether we are a USRPHC or could become a USRPHC in the future. In the event we are treated as a USRPHC, non-U.S. holders of our common stock could be subject to U.S. federal income or withholding tax, or both, in respect of certain distributions on, and payments in connection with a sale, exchange, redemption, repurchase or other disposition of, our common stock. Certain non-U.S. holders may be eligible for an exemption if they do not exceed certain ownership levels for so long as our common stock continues to be treated as regularly traded on an established securities market. Non-U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock. See the discussion under the heading “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders.”

Risks Related to the Forward Sale Agreements

The following risk factors apply to the forward sale agreements we plan to enter into in connection with this offering. To the extent we enter into other forward sale agreements in the future, those forward sale agreements may subject us to risks which are similar to those described below.

Settlement provisions contained in the forward sale agreements subject us to certain risks.

The forward purchasers will have the right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and require us to physically settle the forward sale agreements on a date specified by the forward purchasers if, subject to a prior notice requirement:

•	they are unable to establish, maintain or unwind their hedge position with respect to the forward sale agreements;

•

they determine that they are unable to continue to borrow in a commercially reasonable manner a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreements or that, with respect to borrowing such number of shares of our common stock, they would incur a rate that is greater than the borrow cost specified in the forward sale agreements;

•

we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement or is payable in (i) cash in excess of specified amounts (unless it is an extraordinary dividend), (ii) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

an event (i) is announced that, if consummated, would result in an extraordinary event (including certain mergers and tender offers, our nationalization, our insolvency and the delisting of the shares of our common stock) or (ii) occurs that would constitute a hedging disruption or change in law;

•	an ownership event (as such term is defined in the forward sale agreements) occurs; or

•	certain other events of default, termination events or other specified events occur, including, among other things, a change in law.

The forward purchasers’ decision to exercise their right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and to require us to settle the forward sale agreements will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the terms of the settlement provisions of the forward sale agreements irrespective of our capital needs, which would result in dilution to our earnings per common share and may adversely affect the market price of our common stock, Series C preferred stock and any other series of preferred stock we may issue in the future.

If the forward purchasers do not have or do not exercise the right to accelerate the forward sale agreements, the agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in one or more settlements on or prior to December 31, 2024. We expect to settle the forward sale agreements entirely by delivery of shares of our common stock under physical settlement. Subject to the provisions of the forward sale agreements, any delivery of our shares upon physical or net share settlement of the forward sale agreements will result in dilution to our earnings per common share and may adversely affect the market price of our common stock, Series C preferred stock and any other series of preferred stock we may issue in the future. In addition, we would be obligated to issue some or all of the shares offered hereby pursuant to the underwriting agreement in the event that the number of shares underlying the forward sale agreements is reduced or eliminated, as described in “Underwriting (Conflicts of Interest) – Forward Sale Agreements,” which would have a similar effect on our earnings per common share and stock prices.

We may elect, subject to certain conditions, cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle some or all of the forward sale agreements if we have no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreements.

If we elect to cash or net share settle all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective affiliates to purchase the number of shares necessary, based on the number of shares with respect to which we have elected cash or net share settlement, in order to satisfy their obligation to return the shares of our common stock they had borrowed in connection with sales of our common stock in this offering and, if applicable in connection with net share settlement, to deliver shares of our common stock to us or taking into account shares of our common stock to be delivered by us, as applicable. If the price paid by the forward purchasers or their respective affiliates to so purchase our common stock is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the price paid by the forward purchasers or their respective affiliates to so purchase our common stock is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Underwriting (Conflicts of Interest) – Forward Sale Agreements” for more information on the forward sale agreements we plan to enter into in connection with this offering.

In addition, the purchase of our common stock by the forward purchasers or their respective affiliates, to unwind the forward purchasers’ hedge position, could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the sale of our common stock.

If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligation to pay the relevant forward sale price per share in respect of any shares of common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which the forward sale agreements have not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of common stock.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of shares of our common stock offered in this offering, unless (i) an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters, or (ii) the underwriters exercise their over-allotment option to purchase additional shares of our common stock, in which case we will sell all of the additional shares of our common stock that the underwriters have elected to purchase rather than requiring the forward sellers to borrow and sell such additional shares to the underwriters.

We estimate that the net proceeds to us from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements, in each case after deducting the underwriting discount but before deducting estimated expenses of this offering payable by us, will be approximately $                million (or approximately $                million if the underwriters exercise their over-allotment option to purchase additional shares of our common stock directly from us in full), subject to certain adjustments to the forward sale price pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements at the initial forward sale price referred to below. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. We expect that the forward sale agreements will settle in one or more settlements on or prior to December 31, 2024.

The initial forward sale price is $                 per share of common stock, which is equal to the public offering price per share of our common stock less the underwriting discount in this offering. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the specified daily rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of cash proceeds that is significantly less than the estimate included under this caption, and we may not receive any cash proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers and the number of those shares could be significant). As a result, the actual amount of cash we receive upon settlement of the forward sale agreements may be less, perhaps substantially, than the amount reflected on the cover page of this prospectus supplement or we may not receive any cash from that settlement. The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events.

The amount of cash or shares of our common stock we receive upon settlement of the forward sale agreements, if any, will depend on the relevant settlement method, the time of settlement, market interest rates and, if applicable under cash or net share settlement, the market price of our common stock during the period in which a forward counterparty unwinds its hedge positions with respect to the forward sale agreements. Settlement will occur on or prior to one or more dates specified by us under the forward sale agreements. We expect to settle the forward sale agreements in one or more settlements on or prior to December 31, 2024, which is the scheduled final settlement date under the forward sale agreements. See “Underwriting (Conflicts of Interest) – Forward Sale Agreements” for a description of certain terms of the forward sale agreements.

We intend to use a substantial portion of any net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreements and, if applicable, upon any exercise by the underwriters of their over-allotment option to purchase additional shares of our common stock directly from us and, if required under the limited circumstances described herein, from our sale of shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers for working capital and other general corporate purposes, including to partly finance our long-term capital plan and to repay commercial paper and potentially other indebtedness. Following the repayment of commercial paper and any other indebtedness with the net proceeds of this offering, we may issue additional commercial paper or incur other additional indebtedness to fund general corporate purposes, including to partly finance our long-term capital plan. Our ability to issue any such additional commercial paper or incur any such other additional indebtedness is subject to market conditions and other uncertainties. As of November 6, 2023, Sempra (excluding its consolidated entities and any commercial paper outstanding under their respective programs) had approximately $1.4 billion of commercial paper outstanding, bearing interest at rates up to 5.6236% per annum and maturing at various dates in November 2023. Depending upon when we receive the net proceeds, if any, from the sale of shares of our common stock pursuant to the forward sale agreements and, if applicable, upon any exercise by the underwriters of their over-allotment option to purchase additional shares of our common stock directly from us and, if required under the limited circumstances described herein, from our sale of shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers, the commercial paper that we repay with such net proceeds may be subsequent issuances of commercial paper.

Assuming that (i) we receive the amount of net proceeds from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements as estimated above, and (ii) such net proceeds are applied to the intended purposes as described above, we expect that such net proceeds, together with currently projected cash flows from operations, funds from existing and future debt financings, project-level financings, distributions from equity method investments and contributions from minority interest owners, as well as, depending on market conditions and other factors, potential sales of noncontrolling interests and equity other than our common stock, will be sufficient to fully fund our proportionate share of our 2023-2027 $40 billion capital plan as reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (taking into account the forecasted 10% to 20% utility-focused increase to such plan as reported therein, but without giving effect to any subsequent changes to such plan or our long-term capital plans in general). However, our intended uses of such net proceeds as described above represents only our current expectations based on present plans, estimates and assumptions, and we cannot predict with any certainty all of the particular uses of such net proceeds or the amounts and timing of our actual expenditures. In addition, our ability to secure additional capital in support of our capital plan from the non-common equity sources described above or otherwise is subject to market conditions and other uncertainties.

Pending application of the net proceeds from this offering for the foregoing intended purposes, we expect to invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

All of the proceeds from the sale of shares of our common stock offered in this offering (excluding proceeds, if any, paid to us with respect to any shares of common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares and excluding proceeds we may receive if the underwriters exercise their over-allotment option to purchase additional shares of common stock directly from us) will be paid to the forward purchasers (or affiliates thereof). Because Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., or their affiliates, will receive more than 5% of the net proceeds of this offering, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. may not make sales in this offering to any discretionary account without the prior written approval of the customer. Moreover, as described above, net proceeds from this offering may be used to repay commercial paper and potentially other indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness and affiliates of some or all of the underwriters are lenders under our credit facilities. To the extent that the underwriters exercise their over-allotment option to purchase shares of common stock directly from us in this offering or if, under the limited circumstances described herein, we are required to sell shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers and any net proceeds we receive from the sale of those shares are applied to repay any of our outstanding indebtedness (including commercial paper and bank loans) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering, such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121 but a “qualified independent underwriter” would not be required in connection with this offering for the reason described above. However, such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” for additional information.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE

APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

In addition, if we are considered a USRPHC (as described below) and a distribution on our common stock exceeds our current and accumulated earnings and profits, we will satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules described above (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to a reasonable estimate of our current and accumulated earnings and profits as a dividend, with the excess portion of the distribution possibly being subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, as a result of historical acquisitions, our asset composition has changed significantly and we have not determined whether we may have become a USRPHC. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its non-U.S. real property interests and its other assets used or held for use in a trade or business. Furthermore, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become a USRPHC in the future. If we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock generally will not be subject to U.S. federal income tax if our common stock is “regularly traded” on an “established securities market” (each as defined by applicable Treasury regulations), and the fair market value of such non-U.S. holder’s common stock does not exceed 5 percent of the total fair market value of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. Holder’s holding period. If the exemption described in the prior sentence (or any other exemption) were not available and the USRPHC rules applied, a non-U.S. holder would be required to file a U.S. federal income tax return and generally would be subject to U.S. federal income tax as described in the preceding paragraph with respect to its gain on a disposition of our common stock. In addition, if our common stock were not considered to be regularly traded on an established securities market, a transferee of our common stock could be required to withhold 15% of the proceeds paid to a non-U.S. holder for the common stock and remit such amount to the IRS. While our common stock is currently regularly traded on an established securities market, there can be no assurance that it will continue to be so traded in the future. Non-U.S. holders should consult their advisors about the U.S. federal income tax consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, and not jointly, agreed to purchase, and the forward sellers have agreed to sell to that underwriter, the number of shares of common stock set forth in the following table opposite the underwriter’s name.

Name	Number of Shares
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock included in this offering are subject to approval of certain legal matters by counsel and to other customary conditions. The underwriters are obligated to purchase all of the shares of common stock reflected in the table above if they purchase any of the shares of common stock. The offering of the shares of common stock by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the shares of common stock directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement. Shares of common stock sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed $                per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $                per share on sales to other dealers. After the initial offering of the shares of common stock to the public, the underwriters may change the public offering price and concessions.

Forward Sale Agreements

We expect to enter into forward sale agreements on the date of this prospectus supplement with the forward purchasers relating to an aggregate of                shares of our common stock. Such number of shares is equal to the number of shares that the forward sellers intend to borrow from third parties and sell to the underwriters. In connection with the execution of the forward sale agreements, and at our request, the forward sellers are borrowing from third parties and selling in this offering                shares of our common stock.

If the forward purchasers determine, in their commercially reasonable judgment, that the forward sellers are unable to borrow, or that the forward sellers are unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date,                shares of our common stock (the “Original Number of Shares”), then the number of shares of our common stock to which the forward sale agreements relate will be reduced to the number of shares (the “Reduced Number of Shares”) that the forward sellers can so borrow and deliver. In the event the forward sellers cannot borrow any shares of our common stock at a stock loan rate not greater than the specified rate, then the Reduced Number of Shares will be zero and the forward sale agreements will terminate. In addition, the forward sellers may elect not to borrow any shares of our common stock because specified conditions in the underwriting agreement are not satisfied, and in that case the number of shares of our common stock to which the forward sale agreements relate (also, the “Reduced Number of Shares”) will also be reduced to zero and the forward sale agreements will terminate. In the event that the shares underlying the forward sale agreements are reduced or eliminated as aforesaid, then we will be obligated to issue and sell directly to the several underwriters, and the underwriters will be obligated to purchase from us, severally in proportion to their respective underwriting obligations reflected in the table above, a number of shares of our common stock equal to the difference between the Original Number of Shares and the Reduced Number of Shares, and these obligations will replace the commitments of the several underwriters to purchase such number of shares of our common stock from the forward sellers and the forward sellers’ obligations to borrow such number of shares for delivery and sale to the underwriters. Accordingly, under those circumstances the commitments of the underwriters to purchase, severally in proportion to their respective underwriting obligations reflected in the table above, from the forward sellers, and the forward sellers’ corresponding obligation to borrow and sell to the several underwriters, shares of our common stock, shall be reduced to a number of shares equal to the Reduced Number of Shares (which will be zero if the forward sale agreements terminate).

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments to the forward sale price pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in one or more settlements on or prior to December 31, 2024. On a settlement date or dates, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers at the then-applicable forward sale price. The forward sale price will initially be $                per share, which is the public offering price of our shares of common stock in this offering less the underwriting discount shown on the cover page of this prospectus supplement. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a specified daily rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the specified daily rate was greater than the spread, but we can give no assurance that the specified daily rate will not decrease to a rate below the spread during the term of the forward sale agreements.

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per common share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per common share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per common share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $                per share, subject to increase or decrease based on the specified daily rate, less a spread, and subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle the forward sale agreements, delivery of our shares to the forward purchasers on any such physical settlement or net share settlement of the forward sale agreements would result in dilution to our earnings per common share.

The forward purchasers will have the right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and require us to physically settle the forward sale agreements on a date specified by the forward purchasers if, subject to a prior notice requirement:

•	they are unable to establish, maintain or unwind their hedge position with respect to the forward sale agreements;

•

they determine that they are unable to continue to borrow in a commercially reasonable manner a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreements or that, with respect to borrowing such number of shares of our common stock, they would incur a rate that is greater than the borrow cost specified in the forward sale agreements;

•

we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement or is payable in (i) cash in excess of specified amounts (unless it is an extraordinary dividend), (ii) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

an event (i) is announced that, if consummated, would result in an extraordinary event (including certain mergers and tender offers, our nationalization, our insolvency and the delisting of the shares of our common stock) or (ii) occurs that would constitute a hedging disruption or change in law;

•	an ownership event (as such term is defined in the forward sale agreements) occurs; or

•	certain other events of default, termination events or other specified events occur, including, among other things, a change in law.

The forward purchasers’ decision to exercise their right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and to require us to settle the forward sale agreements will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the terms of the settlement provisions of the forward sale agreements irrespective of our capital needs, which would result in dilution to our earnings per common share and may adversely affect the market price of our common stock, Series C preferred stock and any other series of preferred stock we may issue in the future.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in one or more settlements on or prior to December 31, 2024. Although we expect to settle the forward sale agreements entirely by the delivery of shares of our common stock under physical settlement, we may elect, subject to certain conditions, cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle some or all of the forward sale agreements if we have no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreements.

The forward sale agreements will be physically settled, unless we elect cash or net share settlement under the forward sale agreements (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). Subject to the provisions of the forward sale agreements, delivery of our shares upon physical or net share settlement of the forward sale agreements will result in dilution to our earnings per common share. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective affiliates to purchase the number of shares necessary, based on the number of shares with respect to which we have elected cash or net share settlement, in order to satisfy their obligation to return the shares of our common stock they had borrowed in connection with sales of our common stock in this offering and, if applicable in connection with net share settlement, to deliver shares of our common stock to us or taking into account shares of our common stock to be delivered by us, as applicable. If the price paid by the forward purchasers or their respective affiliates to so purchase our common stock is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of our common stock by the forward purchasers or their respective affiliates, to unwind the forward purchasers’ hedge position, could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements.

The foregoing is a description of certain provisions of the forward sale agreements we expect to enter into in connection with this offering, copies of which have been or will be filed with the SEC and are available as set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of those agreements.

Over-Allotment Option

We have granted the underwriters an option to purchase directly from us up to an additional $150,000,000 of shares of our common stock to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The shares purchased under this over-allotment option will be purchased at the public offering price, less the underwriting discount, subject to certain possible adjustments. The underwriters may exercise this over-allotment option in whole or, from time to time, in part, through and including the 30th day after the date of this prospectus supplement.

If the underwriters exercise their over-allotment option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock in approximately the same proportion as shown in the table above.

Underwriting Discount

The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares of common stock.

	Without over-allotment exercise	With full over-allotment exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $600,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Listing

Our common stock is listed on the NYSE under the symbol “SRE.”

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. None of the other information appearing on or that can be accessed through websites maintained by any of the underwriters or selling group members, if any, is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the representatives, we will not, during the period from and including the date of this prospectus supplement through and including the 60th day after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (collectively, “Convertible Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any such Convertible Securities or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock, any Convertible Securities or any such other securities, in cash or otherwise or (3) file any registration statement with the SEC relating to the offering of any shares of common stock or Convertible Securities. The foregoing sentence shall not apply to:

(a) any shares of common stock that we may issue and sell to the underwriters in this offering,

(b) the issuance by us of shares of common stock upon the exercise of an option or warrant or the conversion of or exchange for a Convertible Security outstanding on the date of this prospectus supplement,

(c) the issuance by us of common stock or Convertible Securities in connection with any bona fide merger, acquisition, business combination or other strategic or commercial relationship, to a third party or a group of third parties, provided that (i) the aggregate number of shares of common stock (including for purposes of such calculation the shares of common stock issuable on conversion, exercise, exchange or redemption of any such Convertible Securities) that we may sell or issue or agree to sell pursuant to this clause (c) shall not exceed 5% of the total number of shares of our common stock outstanding immediately following the closing date of the offering contemplated by this prospectus supplement, and (ii) such party or parties agree (or have already agreed as of the date hereof) in writing to restrictions substantially similar to those described in clauses (1) and (2) above, the term of which restrictions shall not expire prior to the end of the 60-day period referred to in this paragraph,

(d) the issuance by us of any shares of common stock or options to purchase common stock or units or phantom shares convertible, exchangeable or exercisable for common stock currently outstanding or hereafter granted or issued pursuant to benefit plans, long-term incentive plans, savings (e.g. 401(k)) plans and other compensation plans of us or any of our subsidiaries in which our or our subsidiaries’ employees and/or directors participate and which are referred to in this prospectus supplement or the documents filed with the SEC prior to the date hereof that are incorporated by reference in the accompanying prospectus, or the filing of a registration statement or a post-effective amendment thereto relating to any such plan,

(e) the issuance by us of any shares of common stock or options to purchase common stock or units or phantom shares convertible, exchangeable or exercisable for common stock currently outstanding or hereafter granted or issued pursuant to dividend reinvestment or direct stock purchase plans and which are referred to in this prospectus supplement or the documents filed with the SEC prior to the date hereof that are incorporated by reference in the accompanying prospectus, or the filing of a registration statement or a post-effective amendment thereto relating to any such plan, or

(f) transactions under or pursuant to the forward sale agreements that we plan to enter into in connection with this offering, including the issuance and transfer of our common stock to the forward purchasers pursuant thereto.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons has agreed that, without the prior written consent of the representatives, such person will not, during the period commencing on and including the date of such person’s lock-up agreement through and including the 60th day after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by such person or any Convertible Securities so beneficially owned, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any Convertible Securities or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock, any Convertible Securities or any such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transfers of shares of our common stock or any Convertible Securities as a bona fide gift, provided that (i) each donee shall sign and deliver to the representatives a lock-up letter substantially in the form of such director’s or officer’s lock-up agreement (provided that (i) if such director or officer transfers shares of common stock and Convertible Securities which, in the aggregate, represent no more than 5,000 common share equivalents (determined as provided below) to donees who are bona fide charities, no such bona fide charities shall be required to deliver such lock-up letters to the representatives, but (ii) if such director or officer transfers shares of common stock or Convertible Securities which, in the aggregate, represent more than 5,000 common share equivalents (determined as provided below) to donees who are bona fide charities, then all such charities must deliver such lock-up letters to the representatives) and (ii) no filing under Section 16(a) of the Exchange Act, or other public announcement, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during such 60-day period, other than a filing on Form 4 or a periodic report containing the disclosure required by Item 408 of Regulation S-K (if applicable), so long as such Form 4 or periodic report expressly states that such reduction is the result of a bona fide gift. For purposes of this clause, (1) each share of common stock shall be deemed to represent one common share equivalent and (2) a Convertible Security shall be deemed to represent a number of common share equivalents equal to the number of shares of common stock issuable on conversion, exercise, redemption or exchange, as the case may be, of such Convertible Security,

(b) transfers of shares of common stock or Convertible Securities either during such director’s or officer’s lifetime or on death (i) by will or intestacy, (ii) to a trust the beneficiaries of which are exclusively such person and/or a member or members of such person’s immediate family, or (iii) by operation of law, including domestic relations order, provided that each such transferee shall sign and deliver to the representatives a lock-up letter substantially in the form of such person’s lock-up agreement. For purposes of this clause (b), “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin,

(c) transfers of shares of common stock or Convertible Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all holders of our securities involving a “change of control” of Sempra, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such shares of common stock and

Convertible Securities held by such director or officer shall remain subject to the provisions of such director’s or officer’s lock-up letter. For purposes of this clause (c), “change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than us or any of our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of our outstanding voting stock,

(d) the forfeiture, cancellation, withholding, surrender or delivery of shares of common stock to us to satisfy any income, employment and/or social security tax withholding and/or remittance obligations in connection with the vesting during such 60-day period of any restricted stock unit, restricted shares, performance share unit or phantom shares; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4 or a periodic report containing the disclosure required by Item 408 of Regulation S-K (if applicable),

(e) distributions of shares of common stock or any Convertible Securities to limited partners, members or stockholders of such director or officer, provided that each distributee shall sign and deliver to the representatives a lock-up letter substantially in the form of such person’s lock-up agreement,

(f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during such 60-day period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of such director or officer or us other than a periodic report containing the disclosure required by Item 408 of Regulation S-K, or

(g) sales of common stock pursuant to any trading plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the director or officer prior to the date of such person’s lock-up agreement or pursuant to any amendment or replacement of any such trading plan, so long as the number of shares of common stock subject to such original trading plan is not increased; provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during such 60-day period, or such person voluntarily effects any public filing or report regarding such sales during such 60-day period, then such person shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1 trading plan.

Our directors and executive officers have further agreed, in their lock-up agreements, that, without the prior written consent of the representatives, they will not, during such 60-day period, make any demand for or exercise any right with respect to, the registration under the Securities Act of any shares of our common stock or any Convertible Securities.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The representatives have advised us that they may also impose penalty bids. This occurs when a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by such underwriter because the representatives of the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock. If the underwriters commence these transactions, the underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the underwriters and/or their affiliates have acted and/or are acting as lenders to and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, affiliates of some or all of the underwriters are lenders under our credit facilities and certain underwriters or their affiliates are acting as the forward purchasers and forward sellers in connection with this offering.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered in this offering. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

All of the proceeds from the sale of shares of our common stock offered in this offering (excluding proceeds, if any, paid to us with respect to any shares of common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares and excluding proceeds we may receive if the underwriters exercise their over-allotment option to purchase additional shares of common stock directly from us) will be paid to the forward purchasers (or affiliates thereof). Because Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., or their affiliates, will receive more than 5% of the net proceeds of this offering, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. may not make sales in this offering to any discretionary account without the prior written approval of the customer. Moreover, as described above in “Use of Proceeds,” net proceeds from this offering may be used to repay commercial paper and potentially other indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness and affiliates of some or all of the underwriters are lenders under our credit facilities. To the extent that the underwriters exercise their over-allotment option to purchase shares of common stock directly from us in this offering or if, under the limited circumstances described herein, we are required to sell shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers and any net proceeds we receive from the sale of those shares are applied to repay any of our outstanding indebtedness (including commercial paper and bank loans) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering, such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121 but a “qualified independent underwriter” would not be required in connection with this offering for the reason described above. However, such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer.

Sales Outside the United States

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of our common stock may be offered to the public in that Relevant State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require Sempra or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the shares of common stock falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the shares of common stock shall be made aware that they shall not transfer the shares of common stock to anyone other than to other QIIs. Any QII who acquires the shares of common stock shall be deemed to have agreed to such transfer restriction.

Accordingly, the shares of common stock will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Sempra or the underwriters.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the Financial Conduct Authority, except that the shares of our common stock may be offered to the public in the United Kingdom at any time:

A.        to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.        to fewer than 150 natural or legal persons other than qualified investors as defined under Article 2 of the UK Prospectus Regulation subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

C.        in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares of common stock shall require Sempra or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA.

In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares of common stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the shares of common stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares of common stock except:

(i)

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement or the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No person has issued or had in its possession for the purposes of issue, and will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the shares of common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the securities offered hereby and various other legal matters relating to the issuance and sale of such securities on behalf of Sempra. Sidley Austin LLP will act as counsel for the underwriters, the forward sellers and the forward purchasers. Sidley Austin LLP from time to time represents Sempra and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The financial statements incorporated by reference in this prospectus and the effectiveness of Sempra’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The financial statements of Oncor Electric Delivery Holdings Company LLC, incorporated by reference in this prospectus supplement and in the accompanying prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Purchase Contracts

Units

Depositary Shares

Warrants

We may offer and sell our common stock, preferred stock, debt securities, purchase contracts, units, depositary shares and warrants from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Sempra’s common stock is listed on the New York Stock Exchange under the trading symbol “SRE.” On May 19, 2023, the last reported sale price of our common stock on the New York Stock Exchange was $145.82 per share. Sempra’s 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, which we refer to as the “series C preferred stock” in this prospectus, is not listed on any securities exchange or trading facility or included in any automated dealer quotation system. Sempra’s 5.75% Junior Subordinated Notes Due 2079, which we refer to as the “junior subordinated notes” in this prospectus, are listed on the New York Stock Exchange under the trading symbol “SREA.” On May 19, 2023, the last reported sale price of the junior subordinated notes on the New York Stock Exchange was $24.47 per note.

Investing in our securities involves risks. See the “Risk Factors” section on page 7 of this prospectus, and any similar section contained in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information contained in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information contained in documents incorporated by reference is accurate only as of the dates of those respective documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus and the documents incorporated by reference herein contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include risks and uncertainties relating to:

•

California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof;

•

decisions, investigations, inquiries, regulations, issuances or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission, Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, and other governmental and regulatory bodies and (ii) the U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries in which we do business;

•

the success of business development efforts, construction projects and acquisitions and divestitures, including risks in (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent or approval of third parties;

•	litigation, arbitrations, property disputes and other proceedings, and changes to laws and regulations, including those related to the energy industry in Mexico;

•

cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third-parties with which we conduct business, including the energy grid or other energy infrastructure, all of which have become more pronounced due to recent geopolitical events;

•

our ability to borrow money on favorable terms and meet our obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook or (ii) rising interest rates and inflation;

•	failure of foreign governments, state-owned entities and our counterparties to honor their contracts and commitments;

•

the impact on affordability of SDG&E’s and SoCalGas’ customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of the clean energy transition in California, (iii) with respect to SDG&E’s business, departing retail load resulting from additional customers transferring to

Community Choice Aggregation and Direct Access, and (iv) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates;

•

the impact of climate and sustainability policies, laws, rules, regulations, disclosures, and trends, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and our ability to incorporate new technologies;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the withdrawal of natural gas from storage facilities;

•

Oncor Electric Delivery Company LLC’s (“Oncor”) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director;

•

changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, such as those imposed in connection with the war in Ukraine, any of which may increase our costs, reduce our competitiveness, impact our ability to do business with certain counterparties, or impair our ability to resolve trade disputes; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our businesses as described herein and in our reports and other documents on file with the SEC that are incorporated by reference in this prospectus, any prospectus supplement, and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in this prospectus.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement. In that regard, any statement to the effect that Oncor operates the largest transmission and distribution system in Texas is based on the number of end-use customers and miles of transmission and distribution lines. Accordingly, you should not place undue reliance on any of this information.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the securities we may offer are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s Internet site, as provided above.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus will automatically update and, to the extent inconsistent, supersede the prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, after the date of this prospectus through the termination of the offering of the securities described in this prospectus. In addition, documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement shall be deemed to be incorporated by reference in this prospectus. Notwithstanding anything herein to the contrary, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including, without limitation, our Compensation and Talent Development Committee report, Audit Committee report and performance graph and any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February  28, 2023 (including the information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Shareholders Meeting, filed with the SEC on March 29, 2023).

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023.

•	Our Current Reports on Form 8-K, filed with the SEC on March 7, 2023, March 10, 2023, March 20, 2023, May 16, 2023, May 18, 2023 and May 23, 2023.

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 5, 1998, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022 and any amendment or report filed with the SEC for the purpose of updating such description.

We will provide, upon written or oral request and without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any of the documents incorporated by reference in this prospectus. You may submit such a request by writing or calling us at the following address or telephone number:

Sempra

488 8th Avenue

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement.

SEMPRA

Sempra is a California-based holding company with energy infrastructure investments in North America. Our businesses invest in, develop and operate energy infrastructure, and provide electric and gas services to customers. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000. Our web site is http://www.sempra.com.

The information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus or any document incorporated or deemed to be incorporated herein.

References to “Sempra,” “we,” “us” and “our” in this prospectus are to Sempra and its consolidated entities, unless otherwise specified or the context otherwise requires. When we refer to “you,” we mean the potential purchasers of the applicable securities offered hereby.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in any offered securities, you should carefully consider the risk factors and other cautionary language incorporated in this prospectus and the applicable prospectus supplement by reference to our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference in this prospectus, and the risk factors and other information contained and incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. Please also carefully read the section entitled “Information Regarding Forward-Looking Statements” or any similarly titled section included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of the offered securities. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Unless indicated differently in a prospectus supplement or free writing prospectus, this section describes some of the terms of our common stock and preferred stock, articles of incorporation and bylaws. The following description is not complete and is qualified in its entirety by reference to our articles of incorporation (including the certificate of determination for our outstanding series C preferred stock and the certificate of determination for any other series of our preferred stock that may be issued and outstanding in the future) and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation (including the certificate of determination for our outstanding series C preferred stock and the certificate of determination for any other series of our preferred stock that may be issued and outstanding in the future) and bylaws, which are incorporated by reference herein and are filed or will be filed as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information.” Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra” and similar references under this caption “Description of Capital Stock” mean Sempra excluding its consolidated entities.

The authorized capital stock of Sempra consists of (i) 1,125,000,000 shares of common stock, without par value, and (ii) 50,000,000 shares of preferred stock. As of May 19, 2023, there were 314,652,826 issued and outstanding shares of our common stock and 900,000 issued and outstanding shares of our preferred stock. No other classes of capital stock are authorized under our articles of incorporation.

Common Stock

The holders of our common stock are entitled to receive, ratably, such dividends as our board of directors may from time to time declare, subject to any rights of holders of outstanding shares of any series of our preferred stock to receive dividends before dividends may be paid on our common stock.

In the event of any liquidation, dissolution or winding up of Sempra, whether voluntary or involuntary, the holders of shares of our common stock are entitled, subject to any rights of the holders of outstanding shares of any series of our preferred stock to receive distributions in such event before any distributions are made to holders of our common stock, to receive, ratably, any of our remaining assets after the discharge of our liabilities.

Except as otherwise provided by law, each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of our shareholders, subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include the right to vote separately as a class or series, or the right to vote together with the common stock as a single class.

At each annual meeting of our shareholders, each director will be elected to hold office until the next annual meeting of shareholders and until a successor has been elected and qualified. Pursuant to our bylaws, directors standing for election in an uncontested election (as defined below) will be elected by the affirmative vote of a majority of the shares entitled to vote for them represented and voting at a duly held meeting at which a quorum is present (and such affirmative votes must also represent more than 25% of the outstanding shares entitled to vote in the election of such directors). In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them, up to the number of directors to be elected by those shares, will be elected and votes against a director and votes withheld will have no effect. The rights of holders of our common stock to elect directors are subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include: (i) voting as a separate class or series, the right to elect one or more directors, or (ii) voting together with our common stock as a single class, the right to vote in the election of directors generally. Our bylaws define an “uncontested election” as, in general, an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by our shareholders at that election, determined at the times specified in our bylaws. Our articles of incorporation provide that none of our shareholders may cumulate votes in the election of directors.

Our common stock does not contain any conversion rights or sinking fund or redemption provisions. Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

Our board of directors is expressly authorized to make, amend or repeal our bylaws, without any action on the part of the shareholders, except as otherwise required by applicable California law, solely by the affirmative vote of at least two-thirds of the authorized number of directors. Our bylaws may also be amended or repealed by our shareholders, by the approval of the outstanding shares (as defined in Section 152 of the Corporations Code of the State of California) of Sempra.

Preferred Stock

The board of directors of Sempra is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series and to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights. Accordingly, our board of directors could cause the issuance of one or more series of our preferred stock ranking senior to the common stock with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting or other rights and economic interests of holders of our common stock. Likewise, our board of directors could cause the issuance of one or more series of our preferred stock ranking on parity with or senior to one or more other series of our preferred stock (subject to the terms of any one or more other series of our preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting rights (if any) or other rights and economic interests of the holders of any such other series of preferred stock.

The series C preferred stock is a series of our preferred stock, without par value. As of May 19, 2023, a total of 900,000 shares of our series C preferred stock were outstanding. A copy of the certificate of determination setting forth the terms of the series C preferred stock has been filed as Exhibit 4.8 to the registration statement of which this prospectus is a part and is incorporated by reference herein.

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a supplement to this prospectus and, if applicable, a free writing prospectus.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and any outstanding preferred stock, and may also limit the prices that investors are willing to pay in the future for our common stock and any outstanding preferred stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock or one or more other series of our preferred stock, if any, then outstanding;

•

establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders’ meeting;

•

provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by a sole remaining director;

•

provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•

require that any action to be taken by our shareholders must be taken either (i) at a duly called annual or special meeting of shareholders or (ii) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors, officers and agents under certain circumstances. Our bylaws provide for mandatory indemnification of our directors and officers, subject to the limitations set forth therein. In addition, our articles of incorporation provide us with the power, by bylaw, agreement or otherwise, to provide indemnification of our directors, officers and other agents to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification expressly permitted under Section 317 of the Corporations Code of the State of California. We believe that this limitation of liability and these indemnification provisions are useful to attract and retain qualified directors and officers.

Listing of our Common Stock

Our common stock is listed on the New York Stock Exchange under the trading symbol “SRE” and the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) under the trading symbol “SRE.MX.”

Listing of our Preferred Stock

Our series C preferred stock is not listed on any securities exchange or trading facility or included in any automated dealer quotation system.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock and series C preferred stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the debt securities Sempra may offer and sell by this prospectus. To the extent the terms and provisions of any series of debt securities modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. The debt securities may be issued as senior debt securities or subordinated debt securities (which may include junior subordinated debt securities, senior subordinated debt securities and subordinated debt securities of any other relative ranking). Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra” and similar references under this caption “Description of Debt Securities” mean Sempra excluding its consolidated entities.

The senior debt securities will be governed by an indenture (the “senior indenture”) between us and the trustee named therein and the subordinated debt securities will be governed by an indenture (the “subordinated indenture”) between us and the trustee named therein. The senior indenture and the subordinated indenture are hereinafter sometimes referred to as, collectively, the “indentures” and individually, an “indenture.” Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the series modify the terms of the applicable indenture will be described in the applicable prospectus supplement, or a free writing prospectus, relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indentures and our debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture, and the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information.” We also include references in parentheses to particular sections of the applicable indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or free writing prospectus.

General

Sempra may issue an unlimited amount of debt securities under the indentures in one or more series. Sempra is not required to issue all debt securities of one series at the same time and, unless otherwise provided for a particular series of debt securities in the applicable prospectus supplement or a free writing prospectus, Sempra may, without notice to or consent of the holders of the debt securities of any series, increase the aggregate principal amount of the debt securities of any series and issue additional debt securities of such series up to the maximum aggregate principal amount authorized with respect to such series as increased from time to time. Any additional debt securities so issued shall have the same form and terms (other than offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) and shall carry the same right to receive accrued and unpaid interest as the debt securities previously issued, and such additional debt securities shall form a single series with the debt securities previously issued under the applicable indenture, provided that such additional debt securities of such series shall be fungible with the debt securities of such series previously issued for United States federal income tax purposes.

Unless otherwise provided in a prospectus supplement or free writing prospectus, the debt securities of Sempra will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require Sempra to redeem or repurchase the debt securities at your option.

Unless otherwise provided in a prospectus supplement or free writing prospectus, the relevant trustee shall serve as the initial paying agent and security registrar for the debt securities of Sempra.

The debt securities of Sempra will be its unsecured obligations.

Prior to the issuance of each series of debt securities, the terms of the particular series of debt securities will be specified in either (i) a supplemental indenture, (ii) a board resolution or (iii) in one or more officers’ certificates of Sempra. We refer you to the applicable prospectus supplement or free writing prospectus for a description of the following terms of each series of debt securities:

(a)	the title of the debt securities;

(b)	any limit upon the aggregate principal amount of the debt securities;

(c)	the person to whom any interest shall be payable, if other than the person in whose name that security is registered;

(d)

the date or dates on which the principal is payable or the method of determination of such dates and any right to shorten or extend the date on which the principal is payable and the conditions to any such change;

(e)

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

(f)	any right to extend the interest payment periods or to defer the payment of interest and the terms of such extension or deferral;

(g)

the place or places where principal of and any premium and interest on the debt securities will be payable and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

(h)

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which Sempra may redeem the debt securities, in whole or in part, and the manner in which any election by Sempra to redeem the debt securities shall be evidenced;

(i)

any obligation of Sempra to redeem or purchase debt securities pursuant to any sinking fund, purchase fund or analogous provision, or any option of the registered holder to require Sempra to redeem or purchase debt securities, and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part;

(j)

the denominations in which the debt securities will be issuable (if, for senior debt securities, other than denominations of $1,000 and any integral multiple thereof, or for subordinated debt securities, other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof);

(k)

if the amount of principal of or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

(l)

the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

(m)

if at the election of Sempra or the registered holder, the payments of principal of or any premium or interest on the debt securities will be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

(n)	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

(o)

the amount which will be deemed to be the principal amount of the debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the principal amount which will be due and payable or outstanding as of any such date;

(p)	if the sections of the indenture providing for defeasance do not apply to the debt securities;

(q)	if applicable, that the debt securities are to be issued in whole or in part in the form of one or more global securities and, in such case, the identity of the depositary for the global securities;

(r)	any addition, modification or deletion of any events of default or covenants provided in the applicable indenture and any change in the acceleration provisions;

(s)	any addition to or change in the covenants set forth in the indenture;

(t)

in the case of subordinated debt securities, the definition of “Senior Indebtedness” and the subordination provisions applicable thereto (if other than those described below under “—Subordination”) or, if the definition of “Senior Indebtedness” or the subordination provisions described below under “—Subordination” shall be applicable to the subordinated debt securities of such series, any additions to, modifications of or deletions from the definition of “Senior Indebtedness” and the subordination provisions described below under “—Subordination” with respect to the subordinated debt securities of such series; and

(u)

any other terms of the debt securities, including, if the debt securities are subordinated debt securities, any other additions to, modifications of or deletions from the subordinated indenture with respect to the subordinated debt securities.

(See Section 301.)

Ranking

The senior debt securities will be the unsecured and unsubordinated obligations of Sempra. The indebtedness represented by the senior debt securities will rank equally in right of payment with all of the other unsecured and unsubordinated indebtedness of Sempra. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of the existing and future Senior Indebtedness (as defined with respect to each series of subordinated debt securities) of Sempra, to the extent and in the manner set forth below under “—Subordination” or as may be set forth in the applicable prospectus supplement or free writing prospectus. In addition, the subordinated debt securities will be effectively subordinated in right of payment to any secured indebtedness Sempra may have or may incur (to the extent of the value of the collateral securing such secured indebtedness). The term “Senior Indebtedness,” when used with respect to the subordinated debt securities of any series, has the meaning set forth below under “—Subordination” unless a different definition shall be set forth in the applicable prospectus supplement or a free writing prospectus relating to the subordinated debt securities of such series. The debt securities are obligations of Sempra exclusively, and are not the obligations of any of its subsidiaries, other consolidated entities, equity method investments or other affiliates. Sempra conducts its operations primarily through its subsidiaries or entities it does not control, including equity method investments, and substantially all of its consolidated assets are held by its subsidiaries. The debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of Sempra’s subsidiaries.

Holding Company Structure

Sempra conducts its operations primarily through its subsidiaries or entities it does not control, including equity method investments, and substantially all of its consolidated assets are held by its subsidiaries.

Accordingly, Sempra’s ability to meet its obligations under its debt securities largely depends on cash flows from its subsidiaries and equity method investments, which in turn depend on their ability to execute their business strategies and generate cash flows in excess of their own expenditures, dividend payments to third-party owners (if any) and debt and other obligations. These subsidiaries and equity method investments are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to us and could be precluded from doing so by legislation, regulation, court order or contractual restrictions, in times of financial distress or in other circumstances, and they have no obligation to pay any amounts due on the Sempra debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Sempra is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of its subsidiaries. Therefore, Sempra’s rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that Sempra may itself be a creditor with recognized claims against any of its subsidiaries, Sempra’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra. Sempra expects to incur, and expects that its subsidiaries will incur, substantial additional amounts of indebtedness.

Payment of Debt Securities—Interest

Sempra will pay interest on the debt securities on each interest payment date to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a debt security, we will pay defaulted interest, at our election, in either of the two following ways:

(a)

We will first propose to the trustee a payment date for the defaulted interest, and at the same time we will deposit with the trustee an amount to be paid in respect of the defaulted interest or make arrangements satisfactory to the trustee for such deposit before the date of the proposed payment. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment and cause notice to be given to each registered holder of the debt securities at least 10 days before the special record date. The special record date will be between 10 and 15 days before the proposed payment date. Finally, the defaulted interest will be paid on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b)

Alternatively, we can propose to the trustee any other lawful manner of payment that is not inconsistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities—Principal

Sempra will pay principal of and any premium on the debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus.

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be (See Section 113.)

In its discretion, Sempra may appoint one or more additional paying agents and security registrars and change or designate one or more additional places for payment. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, a place for payment of the debt securities will be maintained in the Borough of Manhattan, The City of New York, New York. (See Section 1002.)

Form; Transfers; Exchanges

Unless we indicate differently in the applicable prospectus supplement or free writing prospectus, the debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, which we refer to as “DTC” or the “depositary” in this prospectus, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the debt securities that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the debt securities are issued in certificated form, they will be issued only in fully registered form without coupons, in denominations of, with respect to senior debt securities, $1,000 or integral multiples thereof or, in the case of subordinated debt securities, $2,000 or integral multiples of $1,000 in excess thereof.

So long as the debt securities are in book-entry form, you will receive payments and may transfer debt securities only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the debt securities and the indentures may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. That office will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005. (See Section 1002). You may have your debt securities divided into debt securities of smaller authorized denominations or combined into debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. Sempra may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the debt securities and for delivery of notices and demands in respect of the debt securities and the applicable indenture and we may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

Except as otherwise provided in the applicable prospectus supplement or free writing prospectus, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

We may block the transfer or exchange of (a) debt securities during a period of 15 days before giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the debt securities of any series will be set forth in the applicable prospectus supplement or free writing prospectus.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the debt securities to be redeemed. Once notice of redemption is mailed, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the debt securities, that redemption will not be conditional upon receipt by the trustee or other paying agent of monies sufficient to pay the redemption price. (See Section 1104.)

Unless we default in payment of the redemption price and accrued interest, if any, from and after the redemption date the debt securities or portions thereof called for redemption will cease to bear interest. We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. (See Section 1105.) If only part of a debt security is redeemed, the trustee will deliver new debt securities of the same series for the remaining portion without charge. (See Section 1106.)

In the event that we elect to redeem only a portion of the debt securities, the debt securities to be redeemed will be selected in accordance with the procedures of DTC, in the case of debt securities represented by a global security, or by the trustee as set forth in the applicable indenture, in the case of debt securities that are not represented by a global security. (See Section 1103.)

Events of Default

Unless indicated differently in a prospectus supplement, an “event of default” occurs with respect to the debt securities of any series if:

(a)

Sempra does not pay any interest on any debt securities of such series when it becomes due and payable and such default continues for 30 days (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities) provided, however, that, if Sempra is permitted by the terms of the debt securities of such series to extend or defer the payment of interest on such debt securities and if it has elected such an extension or deferral in accordance with the terms of such debt securities, then a failure to pay interest prior to the end of such extension period or deferral period, as the case may be, shall not constitute an event of default with respect to the debt securities of such series unless Sempra is required, by the terms of the debt securities of such series, to make a payment of interest on a redemption date or other date during such extension or deferral period and fails to make such payment within 30 days of the due date, in which case such failure shall be an event of default with respect to the debt securities of such series;

(b)

Sempra does not pay any principal of or premium on any debt securities of such series at maturity with respect to senior debt securities or when it becomes due and payable in the case of subordinated debt securities (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities);

(c)

Sempra does not make a sinking fund payment with respect to any debt securities of such series when and as due and, in the case of subordinated debt securities, such default continues for 60 days (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities);

(d)

Sempra remains in default in the performance or breach of any other covenant or warranty in the applicable indenture (excluding covenants and warranties solely applicable to one or more other series of debt securities issued under the applicable indenture) or the debt securities of such series for 60 days after there has been given to Sempra, by registered or certified mail, a written notice of default specifying such default or breach and requiring its remedy; the notice must be sent by either the trustee or registered holders of at least 25% in principal amount of the outstanding debt securities of such series;

(e)

if the debt securities of such series are senior debt securities, a default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by Sempra (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Sempra (or the payment of which is guaranteed by Sempra), whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

(1)	either:

•	such default results from the failure to pay any such indebtedness when due; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(2)

the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

(f)	Sempra files for bankruptcy, or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to Sempra; or

(g)	any other event of default specified in the applicable prospectus supplement or free writing prospectus with respect to a particular series of debt securities occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

As of May 19, 2023, the terms of approximately $750 million aggregate principal amount of outstanding senior debt securities that we previously issued under the senior indenture (the “prior senior debt securities”) included the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” (a so-called “cross-default” event of default), with a threshold amount of at least $25 million. However, Sempra anticipates that future senior debt securities offered by Sempra will not include the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” or any other “cross-default” event of default. Accordingly, if a series of debt securities offered hereby does not include a “cross-default” event of default, then the principal of and interest on the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-default” event of default, while the holders of the senior debt securities of such series offered hereby will not be entitled to accelerate such debt securities as a result of such event.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the principal of and accrued and unpaid interest on the debt securities of that series shall become immediately due and payable (notwithstanding, in the case of subordinated debt securities, if the terms of the subordinated debt securities of such series permit Sempra to defer or extend the payment of interest thereon, any such extension or deferral). (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled, if:

(a)	Sempra pays or deposits with the trustee a sum sufficient to pay:

(1)	all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

(2)

the principal of and any premium on the debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts to the extent lawful;

(3)	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

(4)	all amounts due to the trustee under the applicable indenture; and

(b)

all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series (voting as a single class without regard to the holders of outstanding debt securities of any other series that may also be in default) will have the right to direct the time, method and place of:

(a)	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

(b)	exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

(a)	the registered holders’ directions do not conflict with any law or the applicable indenture; and

(b)	the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is not inconsistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a)	that registered holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(b)

the registered holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with the request; and

(c)

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would affect, disturb or prejudice the rights of other registered holders of debt securities under the applicable indenture. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default with respect to the debt securities of that series under the applicable indenture to the extent required by the Trust Indenture Act; except that, in the case of an event of default of the character specified above in clause (d) under “—Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. (See Section 602.) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the trustee with an annual statement of whether or not we are in default in the performance or observance of any of the terms, provisions and conditions in the applicable indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in principal amount of the outstanding debt securities of any series, voting as a single class without regard to the holders of outstanding debt securities of any other series that may also be in default, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium (if any) or interest, or with respect to compliance with certain covenants or provisions of the applicable indenture that cannot be modified or amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in principal amount of the outstanding debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Sempra has agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any other entity, unless:

(a)

(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium (if any) and interest on all the debt securities outstanding under the applicable indenture and the performance of every obligation in that indenture and such outstanding debt securities to be performed by us; and

(b)

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the applicable indenture, has or will have occurred and be continuing.

Neither of the indentures nor the debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of debt securities outstanding under an indenture, Sempra and the trustee may enter into one or more supplemental indentures to such indenture for any of the following purposes:

(a)	to evidence the succession of another entity to Sempra; or

(b)	to add one or more covenants of ours for the benefit of the holders of all or any series of debt securities issued under such indenture or to surrender any right or power conferred upon Sempra; or

(c)	to add any additional events of default for all or any series of debt securities issued under such indenture; or

(d)

to add or change any of the provisions of such indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form; or

(e)

to change or eliminate any provision of such indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to such indenture provided that any such addition does not apply to any outstanding debt securities issued under such indenture; or

(f)	to provide security for the debt securities of any series issued under such indenture; or

(g)	to establish the form or terms of debt securities of any series issued under such indenture, as permitted by such indenture; or

(h)	to evidence and provide for the acceptance of appointment of a separate or successor trustee;

(i)

to cure any ambiguity, defect or inconsistency, or to make any other changes that do not adversely affect the interests of the holders of debt securities of any series under such indenture in any material respect; or

(j)

in the case of subordinated debt of any series, to conform the terms of such debt securities, any officers’ certificate or supplemental indenture establishing the form or terms of such debt securities or, insofar as relates to such debt securities, the subordinated indenture to any terms set forth in the description of such debt securities appearing under the caption “Description of Debt Securities,” “Description of Notes” or other similar captions in the offering memorandum, prospectus supplement, free writing prospectus or other like offering document relating to the initial offering of such debt securities.

(See Section 901.)

With Registered Holder Consent. Subject to the following sentence, Sempra and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of a majority in principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

(a)

change the stated maturity of the principal, premium (if any) or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment, or, in the case of any subordinated debt security, if Sempra has the right to extend or defer the payment of interest on such debt security, to increase the maximum time period of any such extension or deferral or increase the maximum number of times Sempra may extend or defer any such interest payment; or

(b)	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

(c)	make certain modifications to certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

(d)

in the case of the subordinated indenture, modify, delete or supplement any of the subordination provisions or the definition of Senior Indebtedness applicable to the subordinated debt securities of any series then outstanding in a manner adverse to the holders of such subordinated debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

Each indenture provides, unless the terms of the particular series of debt securities provide otherwise, that Sempra may, upon satisfying several conditions, cause itself to be discharged from its obligations, with some exceptions, with respect to any series of debt securities outstanding under such indenture, which we refer to as “defeasance.”

One condition Sempra must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on the debt securities of the applicable series on the maturity dates of the payments or upon redemption.

In addition, Sempra will be required to deliver an opinion of counsel to the effect that a holder of debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture with respect to the debt securities of such series, except as noted below, when:

(a)	Either:

(1)	all outstanding debt securities of such series have been delivered to the trustee for cancellation; or

(2)

all outstanding debt securities of such series not delivered to the trustee for cancellation have become due and payable or will become due and payable within one year at their stated maturity or on a redemption date and Sempra has deposited with the trustee, in trust, funds that are sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case such outstanding debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be;

(b)	Sempra has paid or caused to be paid all other sums payable by Sempra under the indenture; and

(c)

Sempra has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of the applicable indenture with respect to any series of debt securities, Sempra will remain obligated to pay amounts due under certain provisions of the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by the registered holders of a majority in principal amount of the outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. (See Section 610.)

Subordination

Unless indicated differently in the applicable prospectus supplement or free writing prospectus, Sempra’s subordinated debt securities of each series will be subordinated in right of payment to the prior payment in full of all its Senior Indebtedness (as defined with respect to such series). This means that, with respect to the subordinated debt securities of any series, upon:

(a)

any payment by, or distribution of the assets of, Sempra upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)

a failure to pay any principal, interest or other monetary amounts due on any Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) of Sempra when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any such Senior Indebtedness as a result of a default;

the holders of all of Sempra’s Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all such Senior Indebtedness; or

•	in the case of clauses (b) and (c) above, payment of all amounts due on all such Senior Indebtedness,

before the holders of any of the subordinated debt securities of such series are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the subordinated debt securities of such series will instead be paid or distributed, as the case may be, directly to the holders of such Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the subordinated indenture in respect of the subordinated debt securities of such series or by the holders of any of the subordinated debt securities of such series before all such Senior Indebtedness due and to become due or due, as applicable, is paid, the payment or distribution must be paid over to the holders of such unpaid Senior Indebtedness. Subject to paying the applicable Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments applicable to such Senior Indebtedness until the subordinated debt securities of such series are paid in full. (See Sections 1401 and 1403.)

Unless otherwise provided in an applicable prospectus supplement or free writing prospectus, “Senior Indebtedness” means, with respect to the subordinated debt securities of any series, (i) indebtedness of Sempra, whether outstanding at the date of the subordinated debt indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by Sempra (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by Sempra; (ii) all finance lease obligations of Sempra; (iii) all obligations of Sempra issued or assumed as the deferred purchase price of property, all conditional sale obligations of Sempra and all obligations of Sempra under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of Sempra for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Sempra is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the subordinated debt securities of such series. (See Section 101.)

Due to the subordination, if assets of Sempra are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to subordinated debt securities in right of payment will likely recover more, ratably, than holders of subordinated debt securities and it is possible that no payments will be made to the holders of subordinated debt securities.

The subordination provisions applicable to the subordinated debt securities of any series will cease to apply in the event of defeasance or satisfaction and discharge with respect to the subordinated debt securities of such series. (See Section 1307.)

The subordinated debt securities and the subordinated indenture do not limit Sempra or any of its subsidiaries’ ability to incur additional indebtedness, including, in the case of Sempra, Senior Indebtedness.

Sempra expects that it will incur, and that its subsidiaries will incur, substantial additional amounts of indebtedness, including, in the case of Sempra, Senior Indebtedness, in the future. The subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of Sempra’s subsidiaries. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock or other equity securities of Sempra will be set forth in the applicable prospectus supplement or free writing prospectus. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sempra, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date. (See Section 101.)

Sempra will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. (See Section 112.)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any purchase contracts, units, depositary shares or warrants issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, under this caption “Global Securities,” references to “we,” “us,” “our,” “Sempra” and similar references mean Sempra excluding its consolidated entities and references to the “securities” mean the debt securities offered by this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the debt securities of each series initially will be issued in book-entry form and represented by one or more global debt securities, which we refer to as “global securities.” The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive debt securities in certificated form registered in the names of persons other than the depositary or its nominee, which we refer to as “certificated securities,” under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency for the applicable series of securities, where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the global securities of such series to be redeemed.

In any case where a consent or vote may be required with respect to any securities, neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the applicable global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If certificated securities are issued under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed by us within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the securities of such series represented by one or more global securities; or

•	an event of default (as defined) under the applicable indenture has occurred and is continuing with respect to the securities of such series,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their respective compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sempra. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and the effectiveness of Sempra’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The financial statements of Oncor Electric Delivery Holdings Company LLC, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$1,000,000,000

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

Citigroup

    , 2023